Exhibit 10.14


                             SUBORDINATION AGREEMENT


         THIS SUBORDINATION AGREEMENT, made and entered into this 25 day of June, 1998, by and between GUILDMASTER, INC., hereinafter called Client; JAMES
K. PARSONS, hereinafter called Creditor; and FIRST FACTORS CORPORATION, a North Carolina corporation, hereinafter called Factor.


                                   WITNESSETH:

         WHEREAS, Client has requested Factor to factor accounts receivable owing to or from Client or to accept Client as a credit risk or extend credit or other financial accommodation to or for the account or benefit of Client, but Factor is unwilling to do so unless it first receives certain assurances from Creditor and Client; and

         WHEREAS, in order to induce Factor at its sole discretion to extend credit or other financial accommodation to or for the account or benefit of Client, or to factor accounts receivable owing to or from Client or to accept Client as a credit risk, and to grant such renewals or extensions thereof as Factor may deem advisable, Creditor and Client are willing to grant Factor such assurances;

         NOW, THEREFORE, for and in consideration of the premises and of the covenants hereinafter contained and other valuable considerations, the parties hereto agree as follows:

         1. Representations. Creditor and Client warrant and represent that:

                  (a) As of the date hereof the total indebtedness owed by the Client to Creditor is $1,696,644.00 "Indebtedness", as used herein shall mean all present and future indebtedness of Client to Creditor directly or indirectly incurred from time to time, of whatever nature and howsoever arising, absolute or contingent, including but not limited to, any negotiable instruments evidencing the same, all debts, demands, claims, rights, causes of action, liabilities or other obligations of any kind now existing or hereafter arising.

                  (b) In the event there are (or may hereafter be) such instruments evidencing the Indebtedness, such instruments shall at the option of Factor be either delivered to Factor or the instruments shall be endorsed as follows: "Subject to that certain agreement of subordination executed by GuildMaster, Inc., as Client, and James K. Parsons, as Creditor, and First Factors Corporation on the 25 day of June, 1998."

                  (c) The Indebtedness or any interest therein or any collateral or security therefore has not been assigned or transferred to any person, firm or corporation; nor will the Indebtedness or any interest therein or any collateral or security therefore be transferred or assigned, in whole or in part, without the prior written consent of Factor.

         2. Subordination. The Creditor hereby subordinates the Indebtedness and all security therefore to the payment and performance of any and all debts, obligations and liabilities of the Client now or hereafter owed to Factor, whether absolute or contingent, due or to become due, now existing or hereafter arising, and whether direct or acquired by transfer, assignment or otherwise. The Client shall not pay and the Creditor will not accept payment of or assert or seek to enforce or collect or foreclose against the Client, without the prior written consent of Factor, the Indebtedness or any collateral or security therefore, unless and until Factor shall have been paid in full on all debts, obligations and liabilities of any nature whatever that may be due from the Client. The Creditor will hold in trust and immediately pay to Factor in the same form of payment received, for application upon amounts owing or hereafter owing Factor from the Client, any amounts the Client pays to the Creditor on the Indebtedness. If the Creditor in violation of this agreement, commences or participates in, directly or indirectly, any suit, action or proceeding against Client, or attempts in any way to enforce or collect or foreclose the Indebtedness or any collateral therefore, the Client may interpose as a defense the making of this agreement, and Factor shall be allowed to intervene or interpose such defense, and thus be entitled to restrain such actions by the Creditor.

         3. Assent. As additional collateral for all debts, obligations and liabilities of the Client now or hereafter owed to Factor, now existing or hereafter arising, absolute or contingent, and whether direct or acquired by transfer, assignment or otherwise, the Creditor hereby assigns and transfers to Factor the Indebtedness and any and all collateral or security therefore. The Creditor irrevocably authorizes Factor to collect, receive, enforce and accept any and all stuns or distributions of any kind that may become due and payable in respect of the Indebtedness and to do any and all things with the same power and authority that the Creditor might or could have done with respect to the Indebtedness if this agreement had not been executed, including but not limited to, the making, filing and proving of claims therefore in any bankruptcy, receivership, reorganization, or dissolution proceedings or otherwise. The net amount received by Factor from the Indebtedness shall be applied to the payment of all amounts due and to become due from the Client to Factor, and the excess, if any, shall be returned to Creditor. The Client and Creditor agree to execute, upon request of Factor, any and all documents, instruments and assurances necessary or appropriate to effectuate the intent of this assignment.

         4. Continuance of Agreement. This agreement and obligations of the Client and the Creditor and the rights and privileges of Factor hereunder shall continue until payment in full of all claims of Factor notwithstanding any action or nonaction to Factor with respect thereto or any collateral therefore and any guaranties thereof. It is agreed that Factor may at any time in its discretion renew or extend any debts, liabilities or obligations of the Client, waive or release any collateral or security therefore, and make compromises and settlements with the Client and all other persons without notice to or further assent from the Creditor or Client and without in any way affecting the rights of Factor hereunder.

         5. Benefit. This agreement shall be binding upon the Creditor and Client, and their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of Factor, and its successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this agreement on the date first above written.

                                           GUILDMASTER, INC.
                                              (Client)


                                           By: /s/ Jon Baker
                                           ---------------------------
                                           Title: President




                                            /s/ JAMES K. PARSONS
                                            ------------------------------
                                            JAMES K. PARSONS, Creditor





                                            FIRST FACTORS CORPORATION


                                            By: /s/
                                            ------------------------------
                                            Title: Vice President



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